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                                                                    EXHIBIT 10.1

                                SERVICE CONTRACT

                                 BY AND BETWEEN

                         SONNY CALLAHAN & ASSOCIATES LLC

                                       AND

                    ENVIRONMENTAL TECTONICS CORPORATION (ETC)

         1. KNOW ALL PERSONS BY THESE PRESENTS THAT Sonny Callahan and Associates, LLC, a corporation duly organized under the laws of the State of Alabama, and doing business as Sonny Callahan & Associates LLC, (hereinafter "SC&A") with its principal place of business at 602-B Azalea Road, Mobile, Alabama 36609 does contract with Environmental Tectonics Corporation ("ETC"), hereinafter referred to as (the "Client"), whose principal address is 125 James Way, Southampton, PA 18966-3877 to provide government relations services for the period commencing August 1, 2005 and ending July 31, 2007, to advise and assist the Client in seeking federal support, appropriations and advice concerning the following issues:

            In its government relations capacity, SC&A shall make its best effort to advise and assist the client in connection with its objectives to garner continued and stronger congressional, military and other administrative support for the client's Advanced Tactical Flight Simulator based centrifuge and Upset Recovery Training projects.

         2. The consideration for these government relations services shall be the payment of Five Thousand Dollars ($5,000) plus shares of registered common stock in Environmental Tectonics Corporation (ETC) valued at nine thousand dollars ($9,000) per month for the period beginning August 1, 2005 and ending July 31, 2007, plus out-of-pocket expenses. The stock portion of such payment shall be recalculated each month and shall be established by averaging the share values of the publicly traded shares on the listed exchange for the last five
(5) trading days of the preceding month. There shall be no restrictions placed on the common stock shares transferred as part of this Service Contract. A statement of out-of-pocket expenses shall be made to the client SC&A at the end of each month for expenses incurred during the preceding month. Such out-of-pocket expenses for travel related expenses, as approved by Client, and other direct charges, including business meals, conference calls, transportation, faxes, telephone calls, copies and postage will be billed at cost.

         3. The SC&A role is limited to that of advisor, strategist and facilitator (where appropriate), and SC&A is not responsible for developing technical data, reports, documents, studies and analyses, and other substantive materials, or for public relations or media activities, all of which are entirely the responsibility of the Client.

         4. Payment to SC&A by the client shall be made in advance monthly payments beginning August 1, 2005 and ending July 31, 2007; payable within thirty days of the first day of each month commencing on August 1, 2005. The stock portion of said payment shall be established as set out in Paragraph 2 herein.

         5. Federal appropriate funds may not be used to pay for any services provided or expenses incurred under this Service Contract.

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         6. All fees to SC&A for services and expenses will be due and payable on the dates specified herein. All balances not paid on the due dates specified herein will bear interest at the rate of one percent (1%) per month until paid. Client agrees to be solely responsible for any costs of collection, including attorney fees incurred by SC&A resulting from late/nonpayment of fees and/or expenses.

         7. Neither party shall assign any of its rights or delegate any of its duties or obligations under this Service Contract without the express written consent of the other party.

         8. Any dispute arising under this Service Contract shall be resolved by arbitration before any recognized arbitration forum. The parties agree to follow the rules and guidelines established with the American Arbitration Association with the hearing to be conducted in Washington, DC. Each party acknowledges this Service Contract affects interstate commerce and hereby waves any and all rights to a Court hearing or jury determination of any dispute.

         9. This Service Contract may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute and be taken as one of the same instrument.

         10. This Service Contract contains the entire understanding between the parties. It may be changed only by written agreement signed by both parties.

         In witness where, the authorized representative of Sonny Callahan & Associates LLC, and Environmental Tectonics Corporation, (ETC), do hereby execute this Service Contract.



_________                                Sonny Callahan & Associates LLC (SCA)
Date

                                         By:  /s/ H. L. Sonny Callahan
                                              ------------------------

                                         Printed:  H.L. "Sonny" Callahan
                                         Title:  President